LAW OFFICES
 MONAHAN & BIAGI
 A PROFESSIONAL LIMITED LIABILITY COMPANY

April 26, 2001

Unity Wireless Corporation
7438 Fraser Park Drive
Burnaby, British Columbia
Canada V5J 5B9

    Re: Registration Statement on Form S-8

Ladies and Gentlemen:

    We have acted as counsel to Unity Wireless Corporation, f/k/a Sonic Systems Corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which the Company is filing with the Securities and Exchange Commission with respect to up to 5,400,000 shares of Common Stock, par value $0.001 per share (the "Shares"), pursuant to the Act. The Shares may be issued under the Sonic Systems Corporation 1999 Stock Plan (the "Plan"). We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of this opinion.

    In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

    Based on and subject to the foregoing, we are of the opinion that any Shares that may be issued pursuant to the Plan have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such Shares and the sale thereof by the Company in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

    We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,
MONAHAN & BIAGI, P.L.L.C.
/s/ SUSAN E. LEHR Susan E. Lehr